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Exhibit 10.34.1

Amendment No. 7 (the "Amendment") To
Employment Agreement between
The Univision Network Limited Partnership ("Univision") and Ray Rodriguez
(the "Employment Agreement")

November 14, 2001

        In order to assist Univision during the current difficult economic climate, I have volunteered to forego any raise called for by my employment agreement and to have my base pay reduced to Seven Hundred Twenty Thousand Dollars ($720,000) for the period January 1, 2002 through December 31, 2002. All other terms and conditions will remain unchanged.

/s/ RAY RODRIGUEZ Ray Rodriguez

THE UNIVISION NETWORK LIMITED PARTNERSHIP

By:	/s/ GEORGE W. BLANK George W. Blank Chief Financial Officer

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  Exhibit 10.34.1
Amendment No. 7 (the "Amendment") To Employment Agreement between The Univision Network Limited Partnership ("Univision") and Ray Rodriguez (the "Employment Agreement")